Exhibit 23.1
                                     SUTTON
                                    ROBINSON
                                     FREEMAN

October 9, 2002

Ms. Debbie Moorehead
Zenex International, Inc.
201 Robert S. Kerr Avenue
Oklahoma City, OK 73102

Dear Ms. Mooreheard:

We hereby consent to the inclusion of the Zenex Telecom, Inc. December 31, 2001 and June 30, 2002 financial statements in the 8K filing with the Security and Exchange Commission. Sincerely, SUTTON ROBINSON FREEMAN & CO., P.C.

/s/ Ronald W. Robinson
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Ronald Robinson, CPA